CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Nationwide Financial Solutions, Inc. on Form S-4 of our report dated August 12, 2005 appearing in this filing for the fiscal years ended June 30, 2005 and 2004 as well as the reference under the caption “Experts”.

/s/ FARBER & HASS HURLEY & MCEWEN, LLP
(FORMERLY FARBER & HASS, LLP)

Camarillo, California

March 13, 2006